                                  EXHIBIT 11
                   MAPCO INC. AND CONSOLIDATED SUBSIDIARIES
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                        (Dollars and Shares in Millions
                           except per share amounts)


                                                     Three Months Ended     Six Months Ended
                                                           June 30,             June 30,
                                                     ------------------   ------------------
PRIMARY EARNINGS PER COMMON SHARE                      1994      1993       1994      1993
                                                     --------  --------   --------  --------
Computation for Consolidated Statements of Income
- -------------------------------------------------
  Net income (loss)  (a)                             $  (24.6) $   31.3   $   16.8  $   65.2
                                                     ========  ========   ========  ========

  Weighted average common shares outstanding             30.0      30.0       30.0      30.0

  Common stock equivalents (stock options)                  -         -          -         -
                                                     --------  --------   --------  --------

  Average common shares outstanding (a)                  30.0      30.0       30.0      30.0
                                                     ========  ========   ========  ========

  Primary earnings (loss) per common share (a) (c)   $   (.82) $   1.04   $    .56  $   2.17
                                                     ========  ========   ========  ========

Additional Primary Computations
- -------------------------------
  Net income (loss)  (a)                             $  (24.6) $   31.3   $   16.8  $   65.2
                                                     ========  ========   ========  ========

  Average common shares outstanding (a)                  30.0      30.0       30.0      30.0

  Dilutive effect of outstanding options (d)                -        .2         .2        .2
                                                     --------  --------   --------  --------

  Average common shares outstanding, as adjusted         30.0      30.2       30.2      30.2
                                                     ========  ========   ========  ========

  Primary earnings (loss) per common share as
    adjusted (b)                                     $   (.82) $   1.04   $    .56  $   2.16
                                                     ========  ========   ========  ========

FULLY DILUTED EARNINGS PER COMMON SHARE

Additional Fully Diluted Computation
- ------------------------------------
  Net income (loss)  (a)                             $  (24.6) $   31.3   $   16.8  $   65.2
                                                     ========  ========   ========  ========

  Average common shares outstanding (a)                  30.0      30.0       30.0      30.0

  Dilutive effect of outstanding options (d)                -        .2         .2        .2
                                                     --------  --------   --------  --------

  Assumed common shares outstanding                      30.0      30.2       30.2      30.2
                                                     ========  ========   ========  ========

  Fully diluted earnings (loss) per common share (b) $   (.82) $   1.04   $    .56  $   2.16
                                                     ========  ========   ========  ========





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

                                   EXHIBIT 11





a) These figures agree with the related amounts in the Consolidated Statements of Income.

b) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083, although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

c) In 1994 and 1993, stock options are not included in the earnings per share computation included in MAPCO's Condensed Consolidated Statements of Income because the dilutive effect is less than 3%.

d) The impact of outstanding options is not shown for the three months ended June 30, 1994 because the effect of those options on the additional primary earnings per share and additional fully diluted earnings per share calculations would be antidilutive.





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